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                                                            EXHIBIT NO. 99.7(e)

                                    FORM OF

                             SCHEDULE A TO AMENDMENT


MFS Series Trust IX, on behalf of its series:

MFS Research Bond Fund J

MFS Series Trust X, on behalf of its series:

MFS Conservative Allocation Fund
MFS Moderate Allocation Fund
MFS Growth Allocation Fund
MFS Aggressive Growth Allocation Fund

MFS Series Trust XII, on behalf of its series:

MFS Lifetime Retirement Income Fund
MFS Lifetime 2010 Fund
MFS Lifetime 2020 Fund
MFS Lifetime 2030 Fund
MFS Lifetime 2040 Fund